Exhibit 10.2

                              Settlement Agreement

         This Settlement Agreement, dated as of December 1, 1999 (this "Agreement"), is among GenAmerica Corporation, a Missouri corporation ("GenAm"), General American Life Insurance Company, a stock insurance company domiciled in Missouri ("General American"), ARM Financial Group, Inc., a Delaware corporation ("ARM"), Integrity Life Insurance Company, a stock insurance company domiciled in Ohio ("Integrity"), National Integrity Life Insurance Company ("National Integrity"), Integrity Holdings, Inc., Metropolitan Life Insurance Company ("MetLife"), The Equitable Life Assurance Society of the United States ("Equitable"), and The Western and Southern Life Insurance Company, a mutual insurance company domiciled in Ohio ("W&S").

         W&S and ARM are entering into a Letter of Intent, dated as of December 1, 1999 (the "Letter of Intent"), with respect to a proposed sale by Integrity Holdings, Inc., a Delaware corporation and wholly-owned Subsidiary of ARM, of Integrity and its wholly-owned subsidiary, National Integrity, to W&S (the "Proposed Transaction").

         The Proposed Transaction is subject to the execution of a definitive purchase agreement between the parties (the "Definitive Purchase Agreement") and, among other conditions, the filing by ARM of a voluntary petition for relief under chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and the approval by the Bankruptcy Court of the Proposed Transaction under sections 363 and 365 of the Bankruptcy Code.

         This Agreement is being entered into by the parties in order to induce ARM and W&S to enter into the Definitive Purchase Agreement and to complete the Proposed Transaction. The consummation of certain transactions hereunder shall be subject to satisfaction of the following conditions (the "Conditions"): (a) the approval by the Bankruptcy Court of the Proposed Transaction under sections 363 and 365 of the Bankruptcy Code, (b) the approval of the Bankruptcy Court of any such agreements as shall involve ARM, (c) the approval by appropriate insurance regulators in the States of Ohio and New York, (d) the closing (the "Closing") of the Proposed Transaction on or before April 30, 2000 (the "Closing Date") and (e) the Definitive Sale Documentation, as such term is defined in the Letter of Intent, is substantially in the form contemplated in the Letter of Intent, subject to such deviations as do not materially adversely affect any of GenAm, General American, MetLife, Equitable, Integrity or National Integrity or any of the rights of any of the foregoing parties under the Letter of Intent or this Agreement.

         Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. GenAm Note.

                  (a) From the date hereof until the date (the "Forbearance Date") that is the earlier of the (i) the Closing Date and (ii) April 30, 2000, GenAm shall forbear from enforcing its rights in respect of any amount, whether principal, interest, penalty, fees or otherwise, due or payable at any time under or in respect of the Promissory Note, dated August 3, 1999, as amended (the "Promissory Note"), from ARM to GenAm, or under or in respect of the Term Loan Agreement, dated as of August 3, 1999, as amended (the "Term Loan Agreement"), between ARM and GenAm under which the Promissory Note was issued.

                  (b) Notwithstanding the foregoing, subject to Section 502(b) of the Bankruptcy Code, all interest, penalties, fees and other charges due or payable under or in respect of the Promissory Note, or due or payable under or in respect of the Term Loan Agreement, shall continue to accrue until the Forbearance Date, and shall continue to accrue thereafter if the Closing Date is not the Forbearance Date.

                  (c) Subject to satisfaction of the Conditions, GenAm shall release and settle, effective as of the Closing Date, its rights against ARM in respect of any amount, whether principal, interest, penalty, fees or otherwise, due or payable at any time under or in respect of the Promissory Note or the Term Loan Agreement.

         2. Term Loans.

                  (a) From the date hereof until the Forbearance Date, GenAm shall forbear from enforcing its rights in respect of a claim (the "Term Loan Claim") allegedly due or payable under Section 3.03 of the Termination Master Agreement, effective as of July 26, 1999, among ARM, Integrity and General American (the "Termination Master Agreement") with respect to the term loans, described on Schedule 1 hereto (the "Loans"), not previously delivered to GenAm under the Termination Master Agreement.

                  (b) Subject to satisfaction of the Conditions, effective as of the Closing Date, GenAm shall release and settle the Term Loan Claim and, as part of such settlement, Integrity shall, in full settlement and satisfaction of the Term Loan Claim, transfer, convey and assign to GenAm all of Integrity's right, title and interest in, to and under the Loans.

         3. General American Payments; Forbearance; Settlement and Releases.

                  (a) From the date hereof until the Forbearance Date, General American shall forbear from enforcing its rights in respect of a claim (the "Swap Claim") allegedly due or payable under Section 3.03 of the Termination Master Agreement with respect to certain securities, swaps, caps or other instruments (other than the Loans) not previously delivered to General American under the Termination Master Agreement.

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

                  (b) Subject to satisfaction of the Conditions, General American shall release and settle, effective as of the Closing Date, the Swap Claim and, as part of such settlement, General American shall be paid from the Purchase Price Escrow (as defined in the Letter of Intent, the "Escrow"), as soon as practicable following the Final Accounting (as such term is defined in the Letter of Intent), but in any event not later than sixty (60) days thereafter (the "Adjustment Date"), in full satisfaction and settlement of the Swap Claim, and in accordance with the priority of payments provided in the Letter of Intent, an amount to be determined in accordance with the provisions of Section 8 hereof.

                  (c) Subject to satisfaction of the Conditions, at Closing, each of ARM, Integrity, Integrity Holdings, Inc., National Integrity, W&S and their respective affiliates and assigns (collectively, the "ARM Parties") shall release and discharge any obligation or liability of GenAm, General American, and MetLife and their respective affiliates and assigns (collectively, the "GenAm Parties"), with respect to any matter arising under, or relating in any way, to the Termination Master Agreement, or arising under or relating in any way to any of the agreements or transactions entered into pursuant to the Termination Master Agreement, other than obligations arising under this Agreement, and the GenAm Parties shall release and discharge any obligation or liability of the ARM Parties with respect to any matter arising under, or relating in any way to the Termination Master Agreement, or arising under or relating in any way to any of the agreements or transactions entered into pursuant to the Termination Master Agreement, other than obligations arising under this Agreement (including without limitation any obligations of ARM or Integrity under Section 2(b) or 3(b) above in respect of the Loans or the Swap Claim, respectively, and obligations of W&S under Section 7, below). In addition, subject to satisfaction of the Conditions, at Closing, ARM shall release and discharge any and all obligations or liabilities of, and any and all claims against, GenAm and General American, of any kind or nature whatsoever, other than obligations, liabilities or claims arising under this Agreement, and GenAm and General American shall release and discharge, any and all obligations or liabilities of, and any and all claims against, ARM, of any kind or nature whatsoever, other than obligations, liabilities or claims arising under this Agreement.

         4. No Waiver by Reason of Forbearance. Notwithstanding the foregoing provisions, if the Closing does not occur, the GenAm Parties shall not be deemed to have waived any rights or claims against the ARM Parties or any other entity as a result of executing this Agreement, or forbearing to exercise any rights or assert any claims subject to, or relating to, this Agreement including, without limitation, the Swap Claim and claims arising under or in respect of the Promissory Note, the Term Loan Agreement, the Termination Master Agreement and the Loans ("Claims Subject to Forbearance"), and the ARM Parties shall not, in the event the Closing does not occur, interpose as a defense, or otherwise raise against any of the GenAm Parties, waiver, laches, delay, estoppel or any similar such defense in connection with Claims Subject to Forbearance.

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

         5. ARM Parties Forbearance. Until the Forbearance Date, the ARM Parties shall forbear from exercising any rights with respect to, and asserting Claims Subject to Forbearance.

         6. Nonimpairment. Until the Forbearance Date, the ARM Parties shall not take any action, and shall not enter into any transaction that impairs any right of the GenAm Parties, under or with respect to the Claims Subject to Forbearance, including, without limitation, selling, assigning or pledging any interest that the ARM Parties may have in any such Claim.

         7. Payments and Indemnification. (a) Subject to satisfaction of the Conditions, at Closing, each of General American and Equitable shall remit to Integrity a cash payment in the amount of $2 million.

                  (b) Subject to satisfaction of the Conditions, on the Closing Date, (i) W&S shall enter into an indemnification agreement, in form and substance reasonably satisfactory to General American and W&S, covering (x) any losses arising out of the assignments to General American, as assignee, in effect as of the date of Closing, of Structured Settlement Annuities issued by Integrity or National Integrity and covered by the Joint Venture Reinsurance Agreement, dated as of September 1, 1989, among General American, Integrity and National Integrity (the "Joint Venture Agreement"), or otherwise arising out of any structured settlement annuities or contracts issued by Integrity or National Integrity against any of the GenAm Parties in respect of any transaction, transfer or agreement between or among any of the GenAm Parties and any of the ARM Parties, including without limitation, this Agreement and (ii) General American shall release Integrity from any further obligation to pay fees to General American under the Joint Venture Agreement as set forth on Exhibit I thereto. The indemnification agreement referred to above shall not apply to any contract or agreement between General American and Integrity, or between General American and National Integrity, executed after the Closing Date.

                  (c) Subject to satisfaction of the Conditions, on the Closing Date, W&S shall enter into an indemnification agreement, in form and substance reasonably satisfactory to W&S and Equitable, covering any losses, damages, liabilities, and expenses arising out of or related to (i) annuity contracts or other similar obligations issued by Integrity or National Integrity and owned by Equitable or its affiliates and (ii) the failure of Integrity or National Integrity to perform the administration and other activities currently performed by Integrity or National Integrity with regard to annuity contracts or other similar obligations issued by Integrity or National Integrity and owned by Equitable or its affiliates.

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

         8. Adjustment Date Payments by the Escrow Agent to General American and Equitable.

                  (a) On the Adjustment Date, the Escrow Agent (as such term is defined in the Letter of Intent) shall, after giving effect to the priorities described in the Letter of Intent, make payment to each of General American and Equitable, up to maximum amounts of $17,853,512 and $1 million, respectively, taking into account any previous payments made out of the Escrow, their Ratable Shares as such term is defined below, of the Escrow. The Ratable Share of General American shall be that fraction the numerator of which is $17,853,512 and the denominator of which is $18,853,512. The Ratable Share of Equitable shall be that fraction the numerator of which is $1 million and the denominator of which is $18,853,512.

                  (b) At any time that W&S can exercise the Retention Option, as such term is defined in the Letter of Intent, with respect to any of the Securities, as such term is defined in the Letter of Intent, W&S shall give written notice to General American of such fact and of whether W&S intends to exercise the Retention Option with respect to such Securities. After receiving such notice, General American shall have the option of giving notice to W&S that General American shall exercise its option to purchase (the "General American Purchase Option"), at the highest price offered for such Securities by a prospective third-party purchaser in accordance with the Letter of Intent, the Securities subject to the Retention Option; provided, however, that in the event that W&S has given notice that it intends to exercise the Retention Option in respect of such Securities, General American shall only purchase fifty percent (50%) of such Securities, or such lesser percentage as may be required to comply with the limitation imposed by the following sentence hereof. General American may exercise the General American Purchase Option only to the extent that the aggregate book value of Securities purchased by General American thereunder does not exceed $50 million.

         9. Ohio Department of Insurance. The Closing shall be subject to the State of Ohio Department of Insurance releasing Integrity from the Supervision of the Superintendent and the provision by the State of Ohio Department of Insurance of written confirmation that, upon Closing, it is aware of no basis upon which to initiate any receivership proceeding and no statutory basis upon which a receiver of Integrity, if any, could properly initiate any preference action with respect to the recapture transaction of the reinsurance agreement between General American and Integrity.

         10. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

         11. Further Assurances. The parties hereby agree to execute promptly any and all supplemental agreements, releases, affidavits, waivers and other documents

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

of any nature or kind which any other party hereto may reasonably require in order to implement the provisions or objectives of this Agreement.

         12. Amendment. This Agreement may not be amended, modified, changed, discharged or terminated, except by an instrument in writing signed by each of the parties hereto.

         13. Effect of Alternative Transaction. Each of the GenAm Parties and the ARM Parties (except W&S, which in such circumstances shall no longer be a party to this Agreement) agrees that this Agreement shall remain binding on such party if an Alternative Transaction, as defined in the Letter of Intent, with a third party of comparable creditworthiness to W&S is consummated, subject to such third party, at its option, being substituted for W&S hereunder, and further subject to such third party imposing no additional liabilities, obligations or burdens on any such party.

         14. Successors and Assigns. This Agreement shall be binding on the parties hereto and each of their respective successors and assigns.

         15. Governing Law. This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

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

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                 GENAMERICA CORPORATION

                                 By: /s/ Robert J. Banstetter
                                     ------------------------
                                     Name:  Robert J. Banstetter
                                     Title: Vice-President


                                 GENERAL AMERICAN LIFE
                                 INSURANCE COMPANY

                                 By: /s/ Robert J. Banstetter
                                     ------------------------
                                     Name:  Robert J. Banstetter
                                     Title: Vice-President


                                 ARM FINANCIAL GROUP, INC.

                                 By: /s/ John R. Lindholm
                                     --------------------
                                     Name:  John R. Lindholm
                                     Title: President, Retail Bus. Div.

                                 INTEGRITY LIFE INSURANCE
                                 COMPANY

                                 By: /s/ John R. Lindholm
                                     --------------------
                                     Name:  John R. Lindholm
                                     Title: President


                                 INTEGRITY HOLDINGS, INC.

                                 By: /s/ John R. Lindholm
                                     --------------------
                                     Name:  John R. Lindholm
                                     Title: Officer of the President

                                 NATIONAL INTEGRITY LIFE
                                 INSURANCE COMPANY

                                 By: /s/ John R. Lindholm
                                     --------------------
                                     Name:  John R. Lindholm
                                     Title: President


                                 WESTERN AND SOUTHERN LIFE
                                 INSURANCE COMPANY

                                 By: /s/ Robert L. Walker
                                     --------------------
                                     Name:  Robert L. Walker
                                     Title: Sr. V.P. and Chief Financial Officer

                                     By: /s/ Donald J. Wuebbling
                                         -----------------------
                                         Sr. VP & Gen. Counsel

                                 THE EQUITABLE LIFE ASSURANCE
                                 SOCIETY OF THE UNITED STATES

                                 By: /s/ Stanley B. Tulin
                                     --------------------
                                     Name:  Stanley B. Tulin
                                     Title: Chief Financial Officer


                                 METROPOLITAN LIFE INSURANCE
                                 COMPANY

                                 By: /s/ Salim Manzar
                                     ----------------
                                     Name:  Salim Manzar
                                     Title: Vice-President

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